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                                                                 EXHIBIT 3.0

                                  MATTEL, INC.

                                     BYLAWS

                            ARTICLE I - STOCKHOLDERS

          Section 1. Annual Meeting.
          --------------------------

          An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

          Section 2. Special Meetings.
          ----------------------------

          Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix.

          Section 3. Notice of Meetings.
          ------------------------------

          Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein, in the Restated Certificate of Incorporation or required by law.

          When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          Section 4. Quorum.
          ------------------

          At any meeting of the stockholders, the holders of a majority of the voting power of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

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          If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

          Section 5. Organization.
          ------------------------

          Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

          Section 6. Conduct of Business.
          -------------------------------

          The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

          Section 7. Proxies and Voting.
          ------------------------------

          At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy in accordance with the procedure established for the meeting.

          Each holder of common stock shall have one vote for every share of common stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law. As provided by the Certificate of Incorporation, at all elections of directors each stockholder who is entitled to vote shall be entitled to as many votes as shall equal the number of votes which (except for the provisions as to cumulative voting contained in the Certificate of Incorporation) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

          All voting in person at the meeting, except for the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

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          All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

          Section 8. Stock List.
          ----------------------

          A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

          Section 9. Business Brought Before the Meeting.
          -----------------------------------------------

          At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting or any adjournment thereof (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. ("Public announcement" means disclosure in a press release, national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended). A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder, (iv) any material interest of such stockholder in such business, and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect; provided,
                               --------

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however, that compliance by such stockholder with the notice provisions and
-------
other requirements in this Section 9 shall not create a duty of the corporation to include such stockholder's business or proposal in the corporation's proxy statement or proxy, and notwithstanding such compliance the corporation shall retain such discretion as it has to omit such business or proposal from such proxy statement or proxy or both. Notwithstanding anything in the Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting
(i) except in accordance with the provisions of this Section 9 or (ii) if the stockholder solicits proxies in support of such stockholder's proposal, without such stockholder having made the representation required by clause (v) of the preceding sentence. The officer of the corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting or any adjournment thereof in accordance with the provisions of this Section 9 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          Section 10. Nomination for Election to Board.
          ---------------------------------------------

          Only persons who are properly nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders or any adjournment thereof
(i) by or at the direction of the Board of Directors (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely and complete notice in writing to the Secretary of the corporation. For elections at an annual meeting, to be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In the event the corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above. ("Public announcement" is defined in Section 9 herein.) Such stockholder's

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notice shall be complete provided it sets forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the corporation which are owned directly or beneficially by the person, (d) a statement as to the person's citizenship, and
(e) such person's written consent to serve as a director if elected; (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the corporation's books, of such stockholder and (b) the class and number of shares of the corporation's stock which are owned by such stockholder, and (iii) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect; provided, however, that compliance
                                             --------  -------
by a stockholder with the notice provisions and other requirements in this
Section 10 shall not create a duty of the corporation to include the stockholder's nominee in the corporation's proxy statement or proxy if the stockholder's nominee is not nominated by the Board of Directors, and the corporation shall retain any discretion it has to omit the nominee from the corporation's proxy statement and proxy. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this Section
10. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination made at the meeting or any adjournment thereof was not made in accordance with the provisions of this Section 10, with law or rules applicable to the meeting, or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (iii) of this Section 10, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 11. Inspectors of Written Consent.
          ------------------------------------------

          In the event of the delivery, in the manner provided by ARTICLE V,
Section 3(b), to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with ARTICLE V, Section 3(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

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          Section 12. Effectiveness of Written Consent.
          --------------------------------------------

          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with ARTICLE V,
Section 3(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in ARTICLE V, Section 3(b).


                         ARTICLE II - BOARD OF DIRECTORS

          Section 1.  Number and Term of Office
          -------------------------------------

          The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified, except as otherwise provided herein or required by law.

          The Chairman of the Board of Directors, if there be one, shall be a director and shall serve as Chairman of the Board of Directors at the pleasure of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors. If there shall be no Chairman of the Board of Directors, the Board may designate a director to act in place of a Chairman of the Board of Directors for any purpose.

          Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

          Section 2.  Vacancies.
          ---------------------

          If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

          Section 3.  Regular Meetings.
          ----------------------------

          Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of

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Directors and publicized among all directors. A notice of each regular meeting shall not be required.

          Section 4.  Special Meetings.
          ----------------------------

          Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing, sending by facsimile transmission or by electronic mail the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

          Section 5.  Quorum.
          ------------------

          At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

          Section 6.  Conduct of Business.
          -------------------------------

          At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

          Section 7.  Powers.
          ------------------

          The Board of Directors may, except as otherwise required by law, exercise all such power and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;

                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (4) To remove any officer of the corporation with or without cause, from time to time to devolve the powers and duties of any officer upon any other person for the time being;

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               (5)   To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

               (6) To adopt from time to time such bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

               (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

               (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs.

          Section 8. Compensation of Directors.
          ------------------------------------

          Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

          Section 9. Action without Meeting.
          ---------------------------------

          Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or Committee.

                            ARTICLE III - COMMITTEES

          Section 1. Committees of the Board of Directors.
          -----------------------------------------------

          The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, including an Executive/Finance Committee, with the powers and duties it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Committees other than the Executive/Finance Committee may have only one member. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

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          Section 2. Executive/Finance Committee.
          --------------------------------------

          If the Board of Directors shall designate an Executive/Finance Committee, said Committee shall have the following powers:

          During the intervals between meetings of the Board of Directors, that Committee shall have all of the powers and duties of the Board of Directors, except with respect to matters delegated to another committee and except as shall have been otherwise provided by the Board of Directors. All action taken by the Executive/Finance Committee since the last meeting of the Board of Directors shall be reported to the Board at its next meeting.

          During the intervals between meetings of the Executive/Finance Committee, the chairman thereof shall have such of the powers and duties of such Committee as shall have been conferred upon him by the Board of Directors or the Committee.

          Section 3. Conduct of Business.
          ------------------------------

          Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members, but not less than two, shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

          Section 4. Emergency Management Committee.
          -----------------------------------------

          If as a result of a catastrophe or other emergency condition a quorum of any committee of the Board of Directors having power to act in the premises cannot readily be convened and a quorum of the Board of Directors cannot readily be convened, then all the powers and duties of the Board of Directors shall automatically vest and continue, until a quorum of the Board of Directors can be convened, in the Emergency Management Committee, which shall consist of all readily available members of the Board of Directors and two of whose members shall constitute a quorum. The Emergency Management Committee shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling any vacancies on the Board of Directors and its committees and taking such other action as may be appropriate.

                              ARTICLE IV - OFFICERS

          Section 1. Generally.
          --------------------

          The officers shall consist of a Chief Executive Officer, a President, one or more Vice Presidents (who may at the pleasure of the Board of Directors be designated as Senior Vice Presidents, Executive Vice Presidents, Vice Presidents in charge of a particular function such as Vice
President-Administration, or merely Vice President), a Secretary, a Treasurer, a Controller,

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and such assistants to such officers as may from time to time be appointed by the Board of Directors.

          Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office at the pleasure of the Board of Directors and until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

          The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time specify.

          Section 2. Chief Executive Officer.
          ----------------------------------

          Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer of the corporation shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors.

          The Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

          Section 3. President.
          --------------------

          The President shall have such duties and powers as may from time to time be delegated to him by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, or during the period of a vacancy in that office, he shall act as the Chief Executive Officer of the corporation and shall have the duties and powers such office.

          Section 4. Vice Presidents.
          --------------------------

          Each of the Vice Presidents shall have such duties and powers as may from time to time be delegated to him by the Board of Directors, by the Chief Executive Officer, or by the President. In the absence or disability of the President, the Vice President designated by:

     (a)  the Board of Directors, or if no such designation is made, then by
     (b) the Chief Executive Officer, or if no such designation is made, then by
     (c)  the President shall have the duties and powers of the President.

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                  Section 5.  The Treasurer.
                  -------------------------

                  The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursement of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation. He shall have such other duties and powers as are commonly incident to this office or are delegated to him by the Board of Directors, by the Chief Executive Officer, or by the President.

                  Section 6.  The Secretary.
                  -------------------------

                  The Board of Directors shall appoint a Secretary or, at its discretion, more than one Secretary, each of whom shall have such duties and other powers are commonly incident to this office or are delegated to him or her by the Board of Directors, by the Chief Executive Officer, or by the President. A Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. A Secretary shall have charge of the corporate books.

                  Section 7. Delegation of Authority.
                  ----------------------------------

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

                  Section 8.  Removal.
                  -------------------

                  Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

                  Section 9.  Action with Respect to Securities of Corporation.
                  -------------------------------------------------------------

                  Unless otherwise directed by the Board of Directors, the Chief Executive Officer and the President, and each of them, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK

                  Section 1. Certificates of Stock.
                  --------------------------------

                  Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chief Executive Officer, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the

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number of shares owned by him. Signatures required on such certificates may be manually signed by the transfer agent, registrar or officer, or such signatures may be facsimile.

                  Section 2. Transfer of Stock.
                  ----------------------------

                  Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of ARTICLE V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                  Section 3.  Record Dates.
                  ------------------------

                  (a) The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described (except as otherwise set forth in paragraph
(b) of this Section), as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

                  (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                  Section 4.  Lost, Stolen or Destroyed Certificates.
                  --------------------------------------------------

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                  Section 5.  Regulations.
                  -----------------------

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                          ARTICLE VI - INDEMNIFICATION

                  Section 1.  Right to Indemnification.
                  ------------------------------------

                  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or person of whom he or she is the legal representative, is or was a director or officer of the corporation, including when any such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however,
                                                           --------  -------
that, except as provided in Section 2 of this ARTICLE VI, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if the Delaware
                                       --------  -------
General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.


                  Section 2.  Right of Claimant to Bring Suit.
                  -------------------------------------------

                  If a claim under Section 1 of this ARTICLE VI, is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 3.  Non-Exclusivity of Rights.
                  -------------------------------------

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or otherwise. No repeal or modification of this ARTICLE VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  Section 4.  Insurance.
                  ---------------------

                  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. To the extent that the corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 7 of this ARTICLE VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

          Section 5. Procedures for Indemnification.
          ------------------------------------------

          To obtain indemnification under this ARTICLE VI, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by independent legal counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by independent legal counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the independent legal counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

          Section 6. Effect and Validity.
          -------------------------------

          If a determination shall have been made pursuant to ARTICLE VI,
Section 5 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to ARTICLE VI, Section 2. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to ARTICLE VI, Section 2 that the procedures and presumptions of this ARTICLE VI are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this ARTICLE VI.

          If any provision or provisions of this ARTICLE VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE VI (including, without limitation, each portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this

ARTICLE VI (including, without limitation, each such portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          Section 7. Employees and Agents.
          --------------------------------

          The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation, including when any such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, to the fullest extent of the provision of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

          Section 8. Definitions.
          -----------------------

          For purposes of this ARTICLE VI:

          (a) "Change of Control" means (i) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the "Outstanding voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the corporation, (ii) any acquisition by the corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (a)(iii) of this Section 7; or

              (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

              (iii) Consummation by the corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individual and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

              (iv) Approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.

          (b) "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

          (c) "independent legal counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under this ARTICLE VI."

                              ARTICLE VII - NOTICES

          Section 1. Notices.
          -------------------

          Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

          Section 2. Waivers.
          -------------------

          A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VIII - MISCELLANEOUS

          Section 1. Facsimile Signatures.
          --------------------------------

          In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or the Executive Committee.

          Section 2. Corporate Seal.
          --------------------------

          The Board of Directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or by the Executive Committee, duplicates of the seal may be kept and used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.

          Section 3. Reliance upon Books, Reports and Records.
          ----------------------------------------------------

          Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

          Section 4. Fiscal Year.
          -----------------------

          The fiscal year of the corporation shall terminate at the end of business on December 31 in each year, and the following year shall begin on the next day thereafter.

          Section 5. Time Periods.
          ------------------------

          In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to any event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

          Section 6. Independent Accountants.
          -----------------------------------

          The Board of Directors shall appoint on an annual basis such firm of independent public accountants as it shall deem appropriate to examine the Company's financial books and records on at least an annual basis. The appointment of said independent accountants shall, at the next succeeding annual meeting of stockholders be presented to the stockholders of the Company for ratification. Should the stockholders fail to ratify the appointment by the Board of Directors of said independent public accountants, the Board of Directors shall take the matter under consideration and the vote of the stockholders in that regard shall be deemed advisory in nature.

          Section 7. Gender.
          ------------------

          Any reference to the masculine gender in these Bylaws shall be construed to mean the feminine gender, as the situation may demand.

                             ARTICLE IX - AMENDMENTS

          Section 1. Amendments.
          ----------------------

          These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.